UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 17, 2026

Hines Global Income Trust, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Commission file number: 000-55599

Maryland	80-0947092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

845 Texas Avenue
Suite 3300
Houston, Texas	77002-1656
(Address of principal executive offices)	(Zip code)

(888) 220-6121
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
         Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Hines Global Income Trust, Inc. (the “Company” or "Hines Global") is filing this Current Report on Form 8-K in order to provide an update regarding our net asset value (“NAV”).

September 1, 2026 Transaction Price and NAV Per Share/OP Unit

The transaction price for each of the Company's share classes and each class of limited partnership units in the Operating Partnership ("OP Units"), is equal to such share/OP Unit class's NAV per share/OP Unit as of July 31, 2026. A calculation of the NAV is set forth below.

July 31, 2026 NAV

The Company's board of directors has appointed a valuation committee comprised of independent directors, which we refer to herein as the valuation committee, to be responsible for the oversight of the valuation process. The valuation committee has adopted a valuation policy, as approved by the Company's board of directors, and as amended from time to time, that contains a comprehensive set of methodologies to be used in connection with the calculation of the Company's NAV which is more fully described below. The Company's most recent NAV per share for each share class, and per OP Unit for each class of OP Units, which is updated as of the last calendar day of each month, is posted on the Company's website at hinesglobalincometrust.com and is also available on the Company's toll-free information line at (888) 220-6121. Please see the Company's valuation policy, filed with this Current Report on Form 8-K as Exhibit 99.1, for a more detailed description of the Company’s valuation procedures, including important disclosure regarding interim real property valuations provided by HGIT Advisors LP, the Company's advisor (the "Advisor") and reviewed by Altus Group U.S. Inc. ("Altus"), the independent valuation advisor the Company has engaged to prepare appraisal reviews and carry out a review of the calculation of the NAV for the Company. All parties engaged by the Company in the calculation of its NAV, including its Advisor, are subject to the oversight of the Company's valuation committee. Generally, all of the Company's real properties are appraised once each calendar year by third party appraisal firms in accordance with the Company's valuation guidelines and such appraisals are reviewed by Altus. Altus reviewed the calculation of the new NAV per share / OP Unit of the Company's common stock as of July 31, 2026, as set forth below, and concurred with the calculation of the new NAV per share / OP Unit.

The table below sets forth the calculation of the Company's NAV per share of each class of shares of its common stock as well as the NAV per limited partnership unit in the Operating Partnership ("OP Units") held by parties other than the Company as of July 31, 2026 and June 30, 2026 (the NAV per share / OP Unit is the same for each class of shares of the Company's common stock and each class of OP Units, respectively):

	July 31, 2026		June 30, 2026
	Gross Amount	Per Share / OP Unit	Gross Amount	Per Share / OP Unit
	(in thousands)		(in thousands)
Real estate investments	$6,708,761	$19.79	$6,445,463	$19.16
Other assets	536,258	1.58	550,431	1.64
Debt and other liabilities	(3,911,327)	(11.54)	(3,706,504)	(11.02)
NAV	$3,333,692	$9.83	$3,289,390	$9.78
Shares and OP Units outstanding	338,967		336,471
Hines Global’s consolidated balance sheet as of July 31, 2026 includes a liability of $49.8 million related to distribution and stockholder servicing fees payable to Hines Private Wealth Solutions LLC (the "Dealer Manager") in future periods. The NAV per share as of July 31, 2026 does not include any liability for distribution and stockholder servicing fees that may become payable after July 31, 2026, since these fees may not ultimately be paid in certain circumstances, including if Hines Global was liquidated or if there was a listing of its common stock.

As of July 31, 2026, we owned interests in 55 real properties that were 94% leased and consisted of 25.0 million square feet of leasable space, based on information as of June 30, 2026, but reflective of the acquisitions of 405 Colorado and Design Center of the Carolinas in July 2026 and the dispositions of Charles Tyrwhitt DC, DSG Bristol and 5100 Cross Point in July 2026. Our portfolio was 30% levered based on the valuations of our real properties as of July 31, 2026.

Per the terms of the distribution reinvestment plan of Hines Global, distributions issued to participants in the plan will be reinvested in additional shares of the class of the Company’s common stock to which such distributions relate at a price equal to the transaction price applicable to such class of common shares on the date the shares are issued. In addition, subject to the limitations of and restrictions on the Company’s share redemption program, and subject to funds being available as described in the program, shares redeemed under the Company’s share redemption program will be redeemed at a price equal to the transaction price applicable to such class of common shares at the time the shares are redeemed; provided, that shares that have not been outstanding for at least one year will be redeemed at 95% of the transaction price (unless such 5% holding discount is waived under the limited circumstances described in the Company’s share redemption program).

Set forth below is the NAV per share/OP Unit as of July 31, 2026, which is the transaction price with respect to shares of common stock, (i) at which distributions declared for August 2026 will be reinvested as of the first business day of September 2026 and (ii) applicable to redemptions completed pursuant to the Company’s share redemption program as of July 31, 2026:

	Class T	Class S	Class D	Class I	Class AX	Class JX	OP Units
NAV(1) (per share/OP Unit)	$9.83	$9.83	$9.83	$9.83	$9.83	$9.83	$9.83
(1)The transaction price as of July 31, 2026 is equal to the NAV per share/OP Unit as of July 31, 2026. Prices presented are rounded to the nearest cent. Actual transactions are based on prices rounded to four decimals.

The valuations of the Company's real properties as of July 31, 2026 were reviewed by Altus in accordance with the Company's valuation procedures. Certain key assumptions that were used in the discounted cash flow analysis, which were determined by the Advisor, and reviewed by Altus, are set forth in the following table based on weighted-averages by property type. However, the table below excludes assumptions related to any properties that were acquired in the past 12 months and are being carried at their purchase price. In accordance with our valuation policy, the acquisition cost of these properties may serve as their value for a period of up to one year following their acquisition.

	Office	Industrial	Retail	Residential/Living	Other	Weighted-Average Basis
Exit Capitalization rate	6.96%	5.67%	6.36%	5.51%	6.35%	5.93%
Discount rate / internal rate of return (“IRR”)	8.19%	7.08%	7.80%	7.29%	7.43%	7.40%
Average holding period (years)	8.6	8.9	9.4	9.5	8.5	9.0

A change in the rates used would impact the calculation of the value of the Company's real properties. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of the Company's real properties:

Input	Hypothetical Change	Office	Industrial	Retail	Residential/Living	Other	Weighted-Average Values
Exit Capitalization rate (weighted-average)	0.25% decrease	2.59%	3.05%	2.65%	2.80%	2.58%	2.83%
	0.25% increase	(2.03)%	(3.10)%	(2.41)%	(2.65)%	(2.17)%	(2.67)%
Discount rate (weighted-average)	0.25% decrease	1.97%	1.76%	1.63%	1.86%	1.86%	1.81%
	0.25% increase	(1.92)%	(1.72)%	(1.60)%	(1.82)%	(1.82)%	(1.77)%

August 2026 Distributions

The Company's board of directors has authorized the Company to declare distributions for the month of August 2026. Distributions for each class of the Company’s common stock and OP Units will be as follows (as rounded to the nearest three decimal places):

August 2026	Gross Distribution	Distribution and Stockholder Servicing Fee	Net Distribution
Class T Shares / OP Units	$0.052	$0.008	$0.044
Class S Shares / OP Units	$0.052	$0.007	$0.045
Class D Shares / OP Units	$0.052	$0.002	$0.050
Class I Shares / OP Units	$0.052	$—	$0.052
Class AX / JX Shares / OP Units	$0.052	$—	$0.052

The net distributions for each class of shares of the Company’s common stock and OP Units (which represents the gross distributions less the distribution and stockholder servicing fee for each applicable class of shares of common stock and OP Units) will be payable to holders of record as of the last business day of August 2026, and will be paid on the first business day of September 2026. These distributions will be paid in cash or reinvested in shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plan. Distributions reinvested pursuant to the Company’s distribution reinvestment plan will be reinvested in shares of the same class of shares as the shares on which the distributions are being made.  Some or all of the cash distributions may be paid from sources other than cash flows from operations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1
Valuation Policy and Procedures (filed as Exhibit 99.3 to Post-Effective Amendment No. 40 to the Registrant's Registration Statement on Form S-11, File No. 333-251136, on April 8, 2024, and incorporated by reference herein)

99.2	Consent of Independent Valuation Advisor, Altus Group U.S. Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

This Current Report on Form 8-K contains forward-looking statements (including, without limitation, statements concerning the NAV, assumptions made in determining the NAV, future payments of cash distributions, future reinvestments of cash distributions and future redemptions, and intentions, beliefs, expectations or projections relating to the timing and payment of distributions described herein) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, the Company’s ability to maintain occupancy levels and lease rates at its properties, the Company’s ability to repay or successfully refinance its debt obligations, the future operating performance of the Company’s investments, the Company’s ability to fund redemptions as requested, future economic, competitive and market conditions, future business decisions that may prove incorrect or inaccurate and those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as amended or supplemented by the Company’s other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. Stockholders are cautioned not to place undue reliance on any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global Income Trust, Inc.

August 17, 2026	By:	/s/ A. Gordon Findlay
Name: A. Gordon Findlay
Title: Chief Accounting Officer, Treasurer and Secretary